Exhibit 10.1

EXECUTION VERSION

SHAREHOLDER SUPPORT AGREEMENT

This SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 27, 2025 by and among the persons identified on Schedule I hereto (each, a “Shareholder” and collectively the “Shareholders”), Cantor Equity Partners II, Inc., a Cayman Islands exempted company (“SPAC”), Securitize Holdings, Inc., a Delaware corporation (“PubCo”), and Securitize, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein have the meanings assigned to them in that certain Business Combination Agreement, dated as of October 27, 2025 (as amended from time to time, the “BCA”), by and among SPAC, the Company, PubCo, Senna Merger Sub, Inc., a Delaware corporation and wholly-owned Subsidiary of SPAC (“Company Merger Sub”), and Pinecrest Merger Sub, a Cayman Islands exempted company and wholly-owned Subsidiary of PubCo (“SPAC Merger Sub”).

RECITALS

WHEREAS, each Shareholder owns the number and type (class or Series) of shares of Company Stock and Company Convertible Securities (or other Company Equity Awards) set forth opposite the name of such Shareholder on Schedule I (collectively, together with all other securities of the Company that such Shareholder purchases or otherwise acquires beneficial or record ownership of or becomes entitled to vote during the Restricted Period (as defined below), including by reason of any share split, share dividend, distribution, reclassification, recapitalization, conversion or other transaction, or pursuant to the exercise of options or warrants to purchase such shares or rights or the conversion of any Company Convertible Securities or other Equity Interests of the Company, the “Shareholder Shares”);

WHEREAS, the Company Board has approved this Agreement and the execution, delivery and performance thereof by the parties hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, the Company, PubCo, Company Merger Sub and SPAC Merger Sub are entering into the BCA, which provides for, among other things, the merger of SPAC with and into SPAC Merger Sub (the “SPAC Merger”) (with SPAC Merger Sub surviving such merger as a wholly-owned subsidiary of PubCo), and the merger of Company Merger Sub with and into the Company (the “Company Merger,” and together with the SPAC Merger, the “Mergers”) (with the Company surviving such merger as a wholly-owned subsidiary of PubCo), in each case, upon the terms and subject to the conditions set forth therein;

WHEREAS, obtaining the Company Written Consent is a condition precedent to the consummation of the Mergers;

WHEREAS, as a condition and inducement to SPAC’s willingness to enter into the BCA, SPAC has required each Shareholder to enter into this Agreement and a Lock-Up Agreement entered into concurrently herewith (the “Lock-Up Agreement”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

Section 1 Covenants of the Shareholders.

(a) During the period beginning on the date of this Agreement and ending on the earlier of (i) the Company Closing, (ii) at such time, if any, as the BCA is validly terminated in accordance with its terms prior to the Company Closing, and (iii) at such time, if any, as the BCA is amended such that it has a material and adverse economic impact on such Shareholder, including but not limited to the induction of any liability on such Shareholder (such period, the “Restricted Period,” and the earlier of clause (i), (ii), and (iii) the “Expiration Time”), each Shareholder, severally and not jointly, hereby agrees:

(i) (A) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, and in any action by written resolution of the shareholders of the Company, at which the BCA and other related agreements (or any amended version thereof) or such other related actions, are submitted for the consideration of the shareholders of the Company, to vote, or to cause the voting of, the Shareholder Shares in favor of: (1) the approval and adoption of the BCA; and (2) the Mergers and the other Transactions, including the Ancillary Documents and all other agreements related to the Company Merger to which the Company or any other Company Entity is a party or to which PubCo or SPAC Merger Sub is a party; and (B) promptly, but in no event later than the date required under the BCA, to execute and deliver the Company Written Consent; and

(ii) (A) at each such meeting, and at any adjournment or postponement thereof, and in any such action by written consent, to vote, or to cause the voting of, the Shareholder Shares against (other than pursuant to, or in furtherance of, the Mergers and the other Transactions): (1) any action, proposal, transaction or agreement that is intended or that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, prevent or delay the consummation of, or otherwise adversely affect, the Mergers, or any of the other Transactions, the BCA or any of the other agreements related to the Mergers (including the Ancillary Documents to which the Company or any other Company Entity is a party or to which PubCo or SPAC Merger Sub is a party) including: (aa) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Company Entity, PubCo or SPAC Merger Sub, in each case other than the Mergers and the other Transactions; (bb) a reorganization, recapitalization or liquidation of any Company Entity, PubCo or SPAC Merger Sub, in each case other than the Mergers; or (cc) any amendment or other change to the Organizational Documents of any Company Entity, PubCo or SPAC Merger Sub (other than as expressly contemplated in or permitted by the BCA or the Ancillary Documents), except if approved in writing by SPAC; (2) any Company Acquisition Proposal; (3) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company contained in the BCA or of such Shareholder contained in this Agreement; or (4) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VIII of the BCA not being fulfilled; and (B) not to approve or otherwise consent to any matter referred to in any of sub-clauses (1) through (6) of the preceding clause (A) by written consent or written resolution.

(b) During the Restricted Period, each Shareholder shall not, and, except with respect to BLK SMI, LLC (“BLK”), shall direct such Shareholder’s Affiliates not to, directly or indirectly, (1) initiate, seek, solicit, knowingly facilitate or knowingly encourage (including by way of furnishing any nonpublic information), whether publicly or otherwise, any inquiries with respect to, or the making. or submission of, a Company Acquisition Proposal, (2) enter into or engage in any negotiations or discussions with, or provide any nonpublic information to, or afford access to the business, properties, assets, books or records of any Company Entity, PubCo or SPAC Merger Sub to, any Person (other than SPAC or any of its Representatives) relating to or for the purpose of encouraging or facilitating any Company Acquisition Proposal (other than to state that the terms of this Agreement prohibit such discussions), (3) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of any Company Entity, PubCo or SPAC Merger Sub, (4) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Company Acquisition Proposal, or any proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, or (5) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action.

(c) For the avoidance of doubt, in the event that (i) any Shareholder Shares are issued to any Shareholder after the date of this Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of Shareholder Shares of, on or affecting the Shareholder Shares owned by such Shareholder or otherwise, (ii) such Shareholder purchases or otherwise acquires beneficial ownership of any Shareholder Shares after the date of this Agreement, or (iii) such Shareholder acquires the right to vote or share in the voting of any Shareholder Shares after the date of this Agreement (such Shareholder Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by such Shareholder shall constitute Shareholder Shares and shall be subject to the terms of this Agreement (including with respect to the voting and proxy requirements set forth in Section 1(a) and Section 2, respectively) to the same extent as if they constituted Shareholder Shares owned by such Shareholder as of the date of this Agreement.

(d) During the Restricted Period, without the prior written consent of SPAC (not to be unreasonably withheld, delayed or conditioned), such Shareholder shall not modify or amend any Contract between or among such Shareholder, anyone related by blood, marriage or adoption to such Shareholder or, except with respect to BLK, any Affiliate of such Shareholder (other than the Company or any other Company Entity), in each case in his or her capacity as a shareholder of the Company, on the one hand, and the Company or any other Company Entity, on the other hand, including, for the avoidance of doubt, the Voting Agreement, the Investors’ Rights Agreement and the Right of First Refusal and Co-Sale Agreement (the “Existing Company Governance Agreements”), provided that, for the avoidance of doubt, the Existing Company Governance Agreements shall be terminated substantially contemporaneously with, and subject to the consummation of, the Mergers, but excluding, for the avoidance of doubt, any rights and obligations such Shareholder may have that relate to any commercial agreements with the Company or any Surviving Rights (as defined below).

(e) Subject to and conditioned upon the Company Closing, each Shareholder hereby agrees that each of the following to which such Shareholder is a party shall terminate (provided that all Terminating Rights (as defined below) between any Company Entity and any other holder of Shareholder Shares shall also terminate at such time), effective immediately prior to the Company Closing: (i) the Existing Company Governance Agreements; (ii) any subscription or other purchase agreements relating to Shareholder Shares; and (iii) if applicable to any Shareholder, any rights under any agreement (including any side letter (other than as expressly set forth below)) providing for redemption rights, put rights, purchase rights, information rights or other similar rights not generally available to shareholders of the Company (clauses (i) through (iii), collectively, the “Terminating Rights”) between Shareholder and the Company, but excluding, for the avoidance of doubt, any rights and obligations such Shareholder may have that relate to any non-disclosure agreements, noncompetition agreements, employment agreements, offer letters, restrictive covenants, consulting agreements, indemnification agreements, invention assignment agreements, commercial agreements (and any side letters thereto), letter agreements or agreements providing the Company rights in intellectual property by and between such Shareholder and any Company Entity, which shall survive in accordance with their terms (collectively, “Surviving Rights”).

Section 2 Irrevocable Proxy. Each Shareholder, other than BLK, hereby revokes any proxies that such Shareholder has heretofore granted with respect to such Shareholder’s Shareholder Shares (excluding any proxies granted under the Company’s Organizational Documents or the Existing Company Governance Documents), hereby irrevocably constitutes and appoints the Company as attorney-in-fact and proxy for the purposes of complying with the obligations hereunder in accordance with the Laws of the State of Delaware for and on such Shareholder’s behalf, for and in such Shareholder’s name, place and stead, in the event that such Shareholder fails to comply in any material respect with his, her or its obligations hereunder in a timely manner, to vote the Shareholder Shares of such Shareholder and grant all written consents thereto (including with respect to the Company Written Consent), in each case, in accordance with the provisions of Sections 1(a)(i) and (ii) and represent and otherwise act for such Shareholder in the same manner and with the same effect as if such Shareholder were personally present at any meeting held for the purpose of voting on the foregoing. The foregoing proxy is coupled with an interest, is irrevocable (and, with respect to any Shareholder that is an individual, as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Shareholder) until the end of the Restricted Period and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination of this Agreement pursuant to Section 9.1. Each Shareholder authorizes such attorney-in-fact and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Each Shareholder, other than BLK, hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution by the Company of the BCA and that such irrevocable proxy is given to secure the obligations of such Shareholder under Section 1. The irrevocable proxy set forth in this Section 2 is executed and intended to be irrevocable. Each Shareholder, other than BLK, agrees not to grant any proxy that conflicts or is inconsistent with the proxy granted to the Company in this Agreement. For the avoidance of doubt, this Section 2 shall not apply to BLK in any respects.

Section 3 Representations and Warranties of the Shareholders. Each Shareholder represents and warrants to SPAC, severally solely as to such Shareholder and not jointly, as follows:

3.1 Authorization. If such Shareholder is an individual, such Shareholder has all requisite capacity to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Shareholder is not an individual, such Shareholder (a) is a corporation, partnership, limited liability company, trust or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of its jurisdiction of incorporation or organization, (b) has all requisite power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (c) the execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Shareholder and no other proceedings on the part of any such Shareholder or such Shareholder’s equityholders are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except as have been obtained prior to the date of this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due execution and delivery by SPAC, the Company and PubCo, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by the Enforceability Exceptions.

3.2 Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority, Nasdaq or the NYSE on the part of such Shareholder.

(b) The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated by this Agreement do not and will not (i) conflict with or violate any provision of the Organizational Documents of such Shareholder if such Shareholder is not an individual, (ii) conflict with or violate, in any respect, any Law applicable to such Shareholder or by which any property or asset of such Shareholder is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Contract to which such Shareholder is a party or by which any of such Shareholder’s properties or assets are bound or any Order or Law applicable to such Shareholder or such Shareholder’s properties or assets, or (iv) result in the creation of a Lien on any property or asset of such Shareholder, except in the case of clauses (ii), (iii) and (iv) above as would not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of such Shareholder to timely perform its obligations hereunder or consummate the transactions contemplated hereby. If such Shareholder is a married individual and is subject to community property Laws, such Shareholder’s spouse has consented to this Agreement by having executed a spousal consent in the form attached hereto as Exhibit A.

3.3 Ownership of Shareholder Shares. Such Shareholder (a) is the sole record and beneficial owner of all of the Shareholder Shares listed opposite the name of such Shareholder on Schedule I, free and clear of all Liens (other than Liens as created by this Agreement or the Company’s Organizational Documents or the Existing Company Governance Documents or arising under applicable securities Laws), (b) has the sole voting power with respect to such Shareholder Shares and (c) has not entered into any voting agreement (other than this Agreement and the Existing Company Governance Documents) with or granted any Person any proxy (revocable or irrevocable) with respect to such Shareholder Shares (other than this Agreement). Except as set forth on Schedule I, neither such Shareholder nor any family member of such Shareholder (if such Shareholder is an individual) nor any of the Affiliates of such Shareholder or of such family member of such Shareholder (or any trusts for the benefit of any of the foregoing) owns, of record or beneficially, or has the right to acquire any securities of the Company. As of the time of any meeting of the shareholders of the Company referred to in Section 1(a)(i) and with respect to any written resolution of the shareholders of the Company referred to in clause (B) of each of Section 1(a)(i) or (ii), such Shareholder (or such Shareholder’s Permitted Transferee (as defined below) who has entered into a Joinder Agreement (as defined below)) will be the sole record and beneficial owner of all of the Shareholder Shares listed next to the name of such Shareholder on Schedule I, free and clear of all Liens (other than Liens arising under applicable securities Laws), except with respect to any Shareholder Shares transferred pursuant to a Permitted Transfer (as defined hereinafter) to a Permitted Transferee who has entered into a Joinder Agreement.

3.4 Contracts with the Company. Except for (a) the Contracts described in Section 1(e)(i)-(iii), (b) any Contract listed in Section 6.11(a) of the Company Disclosure Letter and (c) any Contract pursuant to which such Shareholder purchased or received any Shareholder Shares or Company Options which was shared with SPAC in the Company’s virtual data room for the Mergers and the Transactions, neither such Shareholder nor any family member of such Shareholder (if such Shareholder is an individual) nor any of the Affiliates of such Shareholder or of such family member of such Shareholder is a party to any Contract with any Company Entity, PubCo or SPAC Merger Sub.

3.5 Independent Advice. Such Shareholder has received a copy of and has reviewed the BCA, the Lock-Up Agreement and the other documentation relating to the Mergers and the Transactions (including any other Ancillary Documents to which any Company Entity, PubCo or Company Merger Sub is a party) and has had an opportunity to discuss such agreements and this Agreement with legal, financial and tax advisors of his, her or its own choosing, and has had the opportunity to review such information regarding the Company as such Shareholder deems relevant or appropriate.

Section 4 No Transfers.

(a) Each Shareholder hereby agrees not to, during the Restricted Period, Transfer (as defined below), or cause to be Transferred, any Shareholder Shares or Company Options owned of record or beneficially by such Shareholder, or any voting rights with respect thereto (“Subject Securities”), or enter into any Contract with respect to conducting any such Transfer. Each Shareholder hereby authorizes SPAC to direct the Company to impose stop, transfer or similar orders to prevent the Transfer of any Subject Securities on the books of the Company in violation of this Agreement. Any Transfer or attempted Transfer of any Subject Securities in violation of any provision of this Agreement shall be void ab initio and of no force or effect.

(b) “Transfer” means (i) any direct or indirect sale, tender pursuant to a tender or exchange offer, assignment, encumbrance, disposition, pledge, hypothecation, gift or other transfer (by operation of law or otherwise), either voluntary or involuntary, of any share capital, options or warrants or any interest (including any beneficial ownership interest) in any share capital, options or warrants (including the right or power to vote any share capital) or (ii) in respect of any share capital, options or warrants or interest (including any beneficial ownership interest) in any share capital, options or warrants to directly or indirectly enter into any swap, derivative or other agreement, transaction or series of transactions, in each case, referred to in this clause (ii) that has an exercise or conversion privilege or a settlement or payment mechanism determined with reference to, or derived from the value of, such share capital, options or warrants and that hedges or transfers, in whole or in part, directly or indirectly, the economic consequences of such share capital, options or warrants or interest (including any beneficial ownership interest) in such share capital, options or warrants whether any such transaction, swap, derivative or series of transactions is to be settled by delivery of securities, in cash or otherwise. A “Transfer” shall not include the transfer of Subject Securities by a Shareholder to such Shareholder’s estate, such Shareholder’s immediate family, to a trust for the benefit of such Shareholder’s family, upon the death of such Shareholder or to an Affiliate of such Shareholder (each such transferee a “Permitted Transferee” and each such transfer, a “Permitted Transfer”). As a condition to any Permitted Transfer, the applicable Permitted Transferee shall be required to become a party to this Agreement and the Lock-Up Agreement (if applicable to such Shareholder) by signing a joinder agreement hereto and thereto in form and substance reasonably satisfactory to SPAC (each a “Joinder”). References to “the parties hereto” and similar references shall be deemed to include any later party signing a Joinder.

(c) Each Shareholder hereby agrees not to, and not to permit any Person under such Shareholder’s control to deposit any of such Shareholder’s Shareholder Shares in a voting trust or subject any of the Shareholder Shares owned beneficially or of record by such Shareholder to any arrangement with respect to the voting of such Shareholder Shares other than agreements entered into with SPAC.

Section 5 Waiver and Release of Claims. Each Shareholder covenants and agrees, severally with respect to such Shareholder only and not with respect to any other Shareholder, as follows:

(a) Subject to and conditioned upon the Company Closing, effective as of the Company Closing (and subject to the limitations set forth in paragraph (c) below), each Shareholder, on behalf of such Shareholder and, except with respect to BLK, his, her or its Affiliates and his, her or its respective successors, assigns, representatives, administrators, executors and agents, and any other Person claiming by, through or under any of the foregoing, does hereby unconditionally and irrevocably release, waive and forever discharge the Company and each other Company Entity, PubCo, SPAC, Company Merger Sub, SPAC Merger Sub and Cantor EP Holdings II, LLC, and each of their respective past and present directors, officers, employees, agents, predecessors, successors, assigns, and Subsidiaries, from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Company Closing (each a “Claim” and, collectively, the “Claims”), including any and all Claims arising out of or relating to (i) such Shareholder’s capacity as a current or former shareholder, officer or director, manager, employee or agent of the Company or any of its predecessors or Affiliates (or his, her or its capacity as a current or former trustee, director, officer, manager, employee or agent of any other entity in which capacity he, she or it is or was serving at the request of the Company or any other Company Entity, PubCo, SPAC Merger Sub or Company Merger Sub), or (ii) any Contract with the Company or any other Company Entity, PubCo, SPAC Merger Sub or Company Merger Sub) entered into or established prior to the Company Closing, including any voting agreement, investors’ rights agreement, right of first refusal and co-sale agreement, management rights letter, or similar shareholders agreements or side letters, or equity purchase agreements, but excluding, for the avoidance of doubt, any Claims such Shareholder may have that relate to any commercial agreements with the Company or any Surviving Rights; provided, however, that the release, waiver and discharge by Shareholder’s Affiliates is limited to Claims that arise from the Transactions.

(b) Each Shareholder acknowledges that he, she or it may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of this Agreement, and that he, she or it may hereafter come to have a different understanding of the Law that may apply to potential claims which he, she or it is releasing hereunder, but he, she or it affirms that, except as is otherwise specifically provided herein, it is his, her or its intention to fully, finally and forever settle and release any and all Claims. In furtherance of this intention, each of the Shareholders acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional facts or different understandings of Law. Each Shareholder knowingly and voluntarily waives and releases any and all rights and benefits that he, she or it may now have, or in the future may have, under Section 1542 of the California Civil Code (or any analogous Law of any other jurisdiction), which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Each Shareholder understands that Section 1542, or a comparable Law of another jurisdiction, gives such Shareholder the right not to release existing claims of which the Shareholder is not aware, unless the Shareholder voluntarily chooses to waive this right. Having been so apprised, each Shareholder nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable Law, and elects to assume all risks for claims that exist, existed or may hereafter exist in his, her or its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 5, in each case, effective at the Company Closing. Each Shareholder acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 5 and that, without such waiver, SPAC would not have agreed to the terms of this Agreement.

(c) Notwithstanding the foregoing provisions of this Section 5 or anything to the contrary set forth herein, no Shareholder releases or discharges, and each Shareholder expressly does not release or discharge, any Claims: (i) that arise under or are based upon the terms of any of the following (as they may be amended from time to time in accordance with their terms and the terms of the BCA): this Agreement, the BCA, any of the Ancillary Documents, any letter of transmittal or any other document, certificate or Contract executed or delivered in connection with the BCA; or (ii) for indemnification, contribution, set-off, reimbursement or similar rights pursuant to any indemnification agreement or Organizational Documents of the Company or any other Company Entity with respect to such Shareholder, any of his, her or its Affiliates or their respective designated members of the boards of directors of the Company or any other Company Entities, in each case of this clause (ii) subject to the survival periods and other terms and conditions set forth in Section 7.18(a) of the BCA in respect of rights to exculpation, indemnification, and advancement of expenses.

(d) Notwithstanding the foregoing provisions of this Section 5, nothing contained in this Agreement shall be construed as an admission by any party hereto of any liability of any kind to any other party hereto.

Section 6 Further Assurances. Each Shareholder hereby agrees that he, she or it shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such Ancillary Documents as may be necessary to satisfy any condition to the SPAC Closing or the Company Closing, as applicable, under the BCA, in substantially the form previously provided to such Shareholder as of the date of this Agreement, and (b) undertake to (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments, (ii) consent to the termination or amendment of such other agreement, including the Existing Company Governance Agreements (other than with respect to the Surviving Rights) and (iii) take, or cause to be taken, such actions, and do, or cause to be done, and assist and cooperate with the other parties in doing such things, in each case, as are reasonably necessary for the purpose of effectively carrying out the Transactions.

Section 7 Other Covenants.

7.1 Binding Effect of the BCA. Each Shareholder hereby agrees to be bound by and comply with Sections 7.15 (Public Announcements), 7.16 (Confidential Information) and 7.9 (No Solicitation) of the BCA (and any relevant definitions contained in any such Sections of the BCA) as if such Shareholder was an original signatory to the BCA with respect to such provisions to the same extent as such provisions apply to the Company.

7.2 Disclosure. Each Shareholder hereby authorizes PubCo and SPAC to publish and disclose in any announcement or disclosure, in each case, required by the SEC, Nasdaq or NYSE, as applicable (including all documents and schedules filed with the SEC in connection with the foregoing, including the Proxy/Registration Statement), such Shareholder’s identity and ownership of the Shareholder Shares and the nature of such Shareholder’s commitments and agreements under this Agreement, the BCA, the Ancillary Documents and any other agreements to the extent such disclosure is required by applicable securities Laws, the SEC, Nasdaq or NYSE, as applicable; provided that the content of any such disclosure shall require the prior written consent of such Shareholder (not to be unreasonably withheld, delayed or conditioned); provided, further, that nothing contained herein shall prevent PubCo or SPAC from making any public announcements or disclosures with respect to such Shareholder containing information that has already been made public by the parties in compliance with this Section 7.2.

Section 8 Waiver of Objectors’ Rights. Each Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived, any rights to seek appraisal, rights of objection or any similar rights in connection with the BCA, the Mergers and the Transactions, including under Section 262 of the DGCL and any other similar statute in connection with the Company Merger and the BCA that such Shareholder may have with respect to the Shareholder Shares owned beneficially or of record by such Shareholder.

Section 9 General.

9.1 Termination. This Agreement shall terminate at the Expiration Time, and upon such termination, this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement; provided, however, that no termination of this Agreement shall relieve or release a party from any obligations or liabilities for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such party, in either case, prior to termination of this Agreement. Notwithstanding the foregoing, Section 1(e), Section 5, Section 6 and this Section 9 and any corresponding definitions thereto shall survive any termination of this Agreement resulting from the consummation of the Company Closing.

9.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by email (without receiving notice of non-receipt or other “bounce-back”), (c) by reputable, nationally recognized overnight courier service, or (d) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by email (without receiving notice of non-receipt or other “bounce-back”); in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC:

Cantor Equity Partners II, Inc.

110 East 59th Street

New York, NY 10022

Attn: Chief Executive Officer

Email: [***]

with a copy to (which will not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza, 12th Floor

New York, New York 10004
Attn: Michael Traube, Esq.

  Javad Husain, Esq.

Email: michael.traube@hugheshubbard.com

    javad.husain@hugheshubbard.com

If to PubCo or the Company:

c/o Securitize, Inc.

78 SW 7th Steet

Miami, FL 33130

Attn: Carlos Domingo

Email: [***]

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, 10017

Attn: Lee Hochbaum

Email: lee.hochbaum@davispolk.com

If to the Shareholders:

To the address for such Shareholder as set forth set forth on Schedule I.

9.3 Binding Effect; Assignment. Subject to Section 9.4, this Agreement and all of the provisions hereunder shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of SPAC, PubCo and the Company. Any Assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

9.4 Third Parties. Nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or a successor or permitted assign of such a party; provided, however, that the Persons released pursuant to Section 5(a) that are not parties hereto are intended third-party beneficiaries thereof and shall have enforcement rights in respect of such section.

9.5 Costs and Expenses. Subject to Section 11.5 of the BCA, each party hereto will pay his, her or its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

9.6 Waiver of Claims Against Trust; Governing Law; Jurisdiction; Specific Performance. Sections 10.1, 11.6 and 11.7 of the BCA shall apply to this Agreement mutatis mutandis.

9.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.8 Amendment. This Agreement may be amended, supplemented or modified only with the written consent of SPAC, the Company, PubCo and Shareholders holding a majority in interest of the Shareholder Shares held by all Shareholders.

9.9 Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

9.10 Entire Agreement. This Agreement (together with the other Ancillary Documents, the BCA and each of the other documents and the instruments referred to herein, to the extent incorporated herein) embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein.

9.11 Cumulative Remedies. The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law except as otherwise expressly provided. Nothing in this Section 9.11 shall have the effect of excluding or limiting any liability for or remedy in respect of a Fraud Claim.

9.12 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the Company Closing, (a) no party shall have the power by virtue of this Agreement to control the activities and operations of any other; and (b) except as otherwise set forth in Section 2, no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 9.12.

9.13 Capacity as Shareholder. Each Shareholder signs this Agreement solely in his, her or its capacity as a shareholder of the Company, and not in his, her or its capacity as a director (including “director by deputization”), officer or employee of the Company, if applicable. Nothing herein shall be construed to (a) restrict, limit, prohibit or affect any actions or inactions by such Shareholder or any Representative of such Shareholder, as applicable, serving in the capacity of a director or officer of the Company, acting in such Person’s capacity as a director or officer of the Company (it being understood and agreed that the BCA contains provisions that govern the actions or inactions by the directors and officers of the Company with respect to the Transactions) or (b) prohibit, limit or restrict the exercise of any fiduciary duties as director or officer of the Company that is otherwise permitted by, and done in compliance with, the terms of the BCA (and in each case of clauses (a) and (b), without limiting such Shareholder’s obligations hereunder in his, her or its capacity as a Shareholder).

9.14 Headings; Interpretation. The headings and subheadings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “hereof,” “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the term “or” means “and/or”; (v) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such phrase shall not simply mean “if”; and (vi) references to “written” or “in writing” include in electronic form. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.15 Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic means or transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

9.16 No Recourse. Notwithstanding anything herein to the contrary, the obligations of the Shareholders hereunder are several and not joint, and no Shareholder shall be responsible for the actions or inactions of any other Shareholder. Neither the Company nor any other Company Entity, nor PubCo, SPAC Merger Sub or Company Merger Sub, nor any of the past, present or future Company Stockholders (other than the Shareholders party hereto), nor any director, officer, employee, member, partner, shareholder or other owner (whether direct or indirect), Affiliate, agent, attorney or representative of any Company Stockholder, shall have any obligation or liability for the obligations or liabilities of any Shareholder under this Agreement. Without limiting the foregoing, this Agreement may only be enforced against the persons or entities that have executed and delivered a counterpart to this Agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Support Agreement as of the date first written above.

SPAC:

CANTOR EQUITY PARTNERS II, INC.

By:	/s/ Brandon Lutnick
Name: Brandon Lutnick
Title: Chief Executive Officer

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Support Agreement as of the date first written above.

PUBCO:

SECURITIZE HOLDINGS, INC.

By:	/s/ Carlos Domingo
Name: Carlos Domingo
Title: President & Chief Executive Officer

COMPANY:

SECURITIZE, INC.

By:	/s/ Carlos Domingo
Name: Carlos Domingo
Title: Chief Executive Officer

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Support Agreement as of the date first written above.

/s/ Carlos Domingo
Carlos Domingo

/s/ James H. Finn
James H. Finn

/s/ Tal Elyashiv
Tal Elyashiv

/s/ Shay Finkelstein
Shay Finkelstein

/s/ David Garcia
BORDERLESS SECURITIZE B LLC
Name: David Garcia
Title: Director

/s/ David Garcia
BORDERLESS SECURITIZE B PLUS LLC
Name: David Garcia
Title: Director

/s/ David Garcia
ALGO CAPITAL MASTER FUND LP
Name: David Garcia
Title: Managing Partner

/s/ W. Bradford Stephens
BLOCKCHAIN CAPITAL IV, LP
By: Blockchain Capital W GP, LLC
Its: General Partner
Name: W. Bradford Stephens
Title: Managing Partner

/s/ W. Bradford Stephens
BLOCKCHAIN CAPITAL PARALLEL IV, LP
By: Blockchain Capital IV GP, LLC
Its: General Partner
Name: W. Bradford Stephens
Title: Managing Partner

[Signature Page to Shareholder Support Agreement]

/s/ W. Bradford Stephens
BLOCKCHAIN III DIGITAL LIQUID VENTURE FUND, LP
By: BC DLVF III GP, LLC
Its: General Partner
Name: W. Bradford Stephens
Title: Managing Partner

/s/ Matthew Le Merle
FIFTH ERA COINVESTORS LLC – SECURITIZE 1
Name: Matthew Le Merle
Title: Director

/s/ Matthew Le Merle
FIFTH ERA COINVESTORS LLC – SECURITIZE 2
Name: Matthew Le Merle
Title: Director

/s/ Matthew Le Merle
FIFTH ERA COINVESTORS LLC – SECURITIZE 3
Name: Matthew Le Merle
Title: Director

GB-VI Growth Fund Investment Limited Partnership
By: Global Brain Corporation, its general partner

By:	/s/ Yasuhiko Yurimoto
Name: Yasuhiko Yurimoto
Title: President & CEO
Email: [***]

/s/ Anthony Gravanis
KENETIC HOLDINGS LIMITED
Name: Anthony Gravanis
Title: Kenetics Holdings Limited

/s/ Manual Silva Martinez
MOURO CAPITAL I LP
Name: Manual Silva Martinez

[Signature Page to Shareholder Support Agreement]

/s/ Christopher Gottschalk
MOURO CAPITAL I LP
Name: Christopher Gottschalk

/s/ Pedro Teixeira
NHTV SIERRA HOLDINGS LLC
Name: Pedro Teixeira
Title: MD

/s/ Niels Ankerstjerne Sloth
COPENHAGEN VC FUND I K/S
Name: Niels Ankerstjerne Sloth
Title: Director

/s/ Roberto Aitkenhead
COPENHAGEN VC FUND I K/S
Name: Roberto Aitkenhead
Title: Director

/s/ Niels Ankerstjerne Sloth
COPENHAGEN VC FUND II K/S
Name: Niels Ankerstjerne Sloth
Title: Director

/s/ Roberto Aitkenhead
COPENHAGEN VC FUND II K/S
Name: Roberto Aitkenhead
Title: Director

/s/ Kyoungmin Ryu
H FOUNDATION PTE. LTD.
Name: Kyoungmin Ryu
Title: President

/s/ Yungkeun Lee
STANDARD CHARTERED BANK KOREA LIMITED AS TRUSTEE FOR HANWHA LIFESTYLE PRIVE FUND 2
Name: Yungkeun Lee
Title: Head of Trustee

[Signature Page to Shareholder Support Agreement]

SFV ● GB L.P.
By: Global Brain Corporation, its general partner

By:	/s/ Yasuhiko Yurimoto
	Name:	Yasuhiko Yurimoto
	Title:	President & CEO
	Email:	[***]

KDDI Open Innovation Fund III L.P.
By: Global Brain Corporation, its general partner

By:	/s/Yasuhiko Yurimoto
	Name:	Yasuhiko Yurimoto
	Title:	President & CEO
	Email:	[***]

31 VENTURES Global Innovation Fund L.P.
By: Global Brain Corporation, its general partner

By:	/s/ Yasuhiko Yurimoto
	Name:	Yasuhiko Yurimoto
	Title:	President & CEO
	Email:	[***]

31VENTURES Global Innovation Fund II L.P.
By: Global Brain Corporation, its general partner

By:	/s/ Yasuhiko Yurimoto
	Name:	Yasuhiko Yurimoto
	Title:	President & CEO
	Email:	[***]

Global Brain Corporation

By:	/s/ Yasuhiko Yurimoto
	Name:	Yasuhiko Yurimoto
	Title:	President & CEO
	Email:	[***]

[Signature Page to Shareholder Support Agreement]

/s/ Connor Hartley
BLK SMI, LLC
By: BlackRock Financial Management, Inc.
Its: Sole Member
Name: Connor Hartley
Title: Managing Director

/s/ Matthew Hinerfeld
J DIGITAL 6 LLC
Name: Matthew Hinerfeld
Title: Authorized Signatory

/s/ Matthew Le Merle
ASP-BCI SECURITIZE (BVI) LTD
Name: Matthew Le Merle
Title: Managing Partner

/s/ James H. Finn
TINY VENTURES LLC
Name: James H. Finn
Title: President

/s/ Tal Elyashiv
SPICE VENTURE CAPITAL PTE. LTD.
Name: Tal Elyashiv
Title: Co-Founder and Managing Partner

/s/ Stephen Giannone
Stephen Giannone

/s/ Mikhail Davidyan
Mikhail Davidyan

[Signature Page to Shareholder Support Agreement]

Schedule I

Shareholder & Notice Address	Number Shares	Class or Series of Company Stock	Company Options	Company Convertible Securities	Other Equity Interests of any Company Entity	Beneficial or Record Ownership

Exhibit A
Form of Spousal Consent

SHAREHOLDER SUPPORT AGREEMENT
AND LOCK-UP AGREEMENT SPOUSAL CONSENT

I ____________, spouse of ____________, have read and approve the foregoing Shareholder Support Agreement, dated as of the date hereof, by and among my spouse, Cantor Equity Partners II, Inc., Securitize Holdings, Inc., [____] and the other Shareholders (as defined therein) party thereto and that certain Lock-Up Agreement, dated as of the date hereof, by and [between my spouse and Securitize Holdings, Inc. (collectively, the “Agreements”). In consideration of the terms and conditions as set forth in the Agreements, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreements, and agree to be bound by the provisions of the Agreements insofar as I may have any rights or obligations in or under the Agreements under the community property laws or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreements.

Date __________________________________
Signature of Spouse ______________________
Printed Name of Spouse____________________

WITNESSED BY:

Date _______________________________________
Signature ___________________________________
Printed Name ________________________________